EXHIBIT 4
                          REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 2, 1999, by and among Anthracite Capital, Inc., a Maryland corporation, with its headquarters located at 345 Park Avenue, 29th Floor, New York, NY 10154 (the "Company"), and RECP II Anthracite, LLC, a Delaware Limited Liability Company (together with any assignee or transferee of all of its respective rights hereunder, the "Investor"), a wholly-owned subsidiary of DLJ Real Estate Capital Partners II, L.P. ("RECP").

WHEREAS:

      A. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investor shares of its preferred stock ("Preferred Stock"), $.001 par value per share, designated and classified 10.5% Series A Senior Cumulative Convertible Redeemable Preferred Stock (the "Preferred Shares"), that are convertible into shares (as converted, the "Conversion Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Articles Supplementary to the Articles of Incorporation of the Company (the "Articles Supplementary"); and

      B. To induce the Investor to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

      C. The Company registered Preferred Stock and Common Stock pursuant to a registration statement on Form S-3 filed under Rule 415 of the 1933 Act with the Securities and Exchange Commission (the "SEC") that was declared effective by the SEC on September 29, 1999 (Registration No. 333-75473) (the "Existing Registration Statement").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agrees as follows:

1. DEFINITIONS.

      A. As used in this Agreement, the following terms shall have the following meanings:

            (i) "Investor" means RECP II Anthracite, LLC and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

            (ii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

            (iii) "Registrable Securities" means (i) the Preferred Shares and the Conversion Shares issued or issuable upon conversion of or otherwise pursuant to the Preferred Shares, (ii) any


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securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange by the Company generally for, or in replacement by the Company generally of, the Preferred Shares or the Conversion Shares or (iii) any securities issued in exchange for Registrable Securities in any merger or reorganization of the Company.

            (iv) "Registration Period" means the period ending on the earliest to occur of (i) the sale of all the Registrable Securities under an effective Registration Statement or (ii) the date on which all of the Registrable Securities are eligible for sale pursuant to Rule 144 under the 1933 Act and can be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the 1933 Act, if applicable.

            (v) "Registration Statement(s)" means a registration statement(s) of the Company under the 1933 Act covering the resale of the Registrable Securities, including the Existing Registration Statement as amended by a post-effective amendment allowing the Registrable Securities to be included in the Existing Registration Statement.

      B. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

2. REGISTRATION.

      A. DEMAND REGISTRATION. The Company, within sixty (60) days of the date hereof, shall prepare and file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities) (the "Investor Registration Statement"), covering the resale of the Registrable Securities and complying as to form in all material respects with applicable SEC rules. The number of shares of Preferred Stock initially included in such Registration Statement shall equal the number of Preferred Shares issued. The number of shares of Common Stock initially included in such Registration Statement shall equal the number of Conversion Shares that are then issuable upon conversion of the Preferred Stock. The Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Shares to prevent dilution resulting from stock splits, stock dividends or similar transactions, and to the extent necessary such Registration Statement shall be amended from time to time to cover additional Registrable Securities of the Investor.

      B. UNDERWRITTEN OFFERING. If any offering pursuant to a Registration Statement pursuant to Section 2(A) hereof involves an underwritten offering pursuant to Section 2E herein, the Investor shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers and legal counsel shall be reasonably satisfactory to the Company.

      C. PIGGY-BACK REGISTRATIONS. Subject to the last sentence of this Section 2(C), if at any time prior to the expiration of the Registration Period, the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to the Investor who is entitled to registration rights under this Section 2(C) written notice of such determination and, if within ten (10) days after the date of such written notice, the Investor


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shall so request in writing, the Company shall include in such Registration
Statement all or any part of the Registrable Securities the Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in the good faith judgment of such underwriter(s), marketing or other factors dictate that such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited number of the Registrable Securities with respect to which the Investor has requested inclusion hereunder as the underwriter shall advise. Any exclusion of Registrable Securities shall be made pro rata among the Investor and any other holders of Registrable Securities seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by the Investor and such other holders of Registrable Securities; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to demand registration rights in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(C) shall be construed to limit any registration required under Section 2(A) hereof. If an offering in connection with which the Investor is entitled to registration under this Section 2(C) is an underwritten offering, then the Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

      Notwithstanding anything to the contrary set forth herein, the registration rights of the Investor pursuant to this Section 2(C) shall only be available in the event and at such times as the Company fails to timely file, obtain effectiveness or maintain effectiveness of any Registration Statement to be filed pursuant to Section 2(A) in accordance with the terms of this Agreement; provided, however, that if the Company files a Registration Statement pursuant to this Section 2(C), the Company shall take the steps necessary to obtain the effectiveness of or shall take no steps to cause the lapse in effectiveness of, as the case may be, of any such Registration Statement even if a Registration Statement filed pursuant to Section 2(A) or this Section 2(C) becomes effective; provided, further, however, that nothing contained in the preceding two provisos shall (i) be construed as requiring the Company to register or maintain the registration of any of the Registrable Securities pursuant to more than one Registration Statement; or (ii) diminish the Company's obligation to register all of the Registrable Securities.

      D. ELIGIBILITY FOR FORM S-3. The Company represents and warrants that it currently complies with the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale by the Investor and of the Registrable Securities and the Company shall use its best efforts to file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3 until the expiration of the Registration Period.

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

      A. The Company shall prepare and file with the SEC a Registration Statement with respect to the number of Registrable Securities provided in
Section 2(A), and thereafter use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than ninety (90) days after the date on which the


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

Investor Registration Statement was filed with the SEC), and keep the Investor Registration Statement effective, free of material misstatements or omissions (including the preparation and filing of any amendments and supplements necessary for such purpose), pursuant to Rule 415 at all times until the expiration of the Registration Period and as a result of the event or circumstance described in the foregoing clause, the legend with respect to transfer restrictions required under the Agreement is removed. The Investor Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall comply with all applicable SEC rules and regulations and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except for an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for use therein).

      B. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Investor Registration Statement and the prospectus used in connection with the Investor Registration Statement as may be necessary to keep the Investor Registration Statement effective at all times during the Registration Period except for Allowed Delays, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Investor Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

      C. The Company shall furnish to the Investor whose Registrable Securities are included in a Registration Statement and its legal counsel, without charge,
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Investor Registration Statement referred to in Section 2(A), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Company will promptly notify the Investor by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

      D. The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement prior to the time that the Registration Statement is declared effective by the SEC under all other securities or "blue sky" laws of all jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do


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

business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(D), (b) subject itself to general taxation in any such jurisdiction and (c) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

      E. In the event of an underwritten offering of the Registrable Securities, the Investor shall select underwriters for the offering and the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering. The Company shall only be obligated to effect two such underwritten offerings pursuant to
Section 2(B) hereof.

      F. As promptly as practicable after becoming aware of such event, the Company shall notify the Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to any Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Investor as the Investor may reasonably request; provided that, at any time after the date which is thirty (30) days after the Registration Statement is declared effective by the SEC for not more than thirty (30) consecutive calendar days, the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which would materially impede, delay or interfere with any pending material financing, acquisition or corporate reorganization or other material corporate development involving the Company or any of its subsidiaries, or require the disclosure of important information which the Company has a material business purpose for preserving as confidential or the disclosure of which would materially impede the Company's ability to consummate a significant transaction (an "Allowed Delay"); provided that no more than three such Allowed Delays may be made in any twelve (12) month period; provided, further, that the Company shall promptly (i) notify the Investor in writing of the existence of an Allowed Delay and (ii) advise the Investor in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(F) with respect to the information giving rise thereto.

      G. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Investor (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

      H. The Company shall permit a single firm of counsel designated by the holders whose shares make up at least a majority of the Registrable Securities included in such Registration Statement to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), other than documents filed pursuant to the Securities Exchange Act of 1934, as amended, a reasonable period of time (but not less than five (5) business days prior to the filing of such Registration Statement or supplement or amendment thereto) prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects and will not request acceleration of such Registration Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investor, the Investor's beneficial


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

ownership of securities of the Company or the Investor's intended method of disposition of Registrable Securities shall conform in all material respects to the information provided to the Company by the Investor.

      I. The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

      J. The Company shall make available for inspection by (i) any underwriter participating in any disposition pursuant to a Registration Statement, (ii) one firm of attorneys and one firm of accountants or other agents retained by the Investor, and (iii) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor or another Inspector) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance reasonably satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(J). The Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

      K. The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

      L. The Company shall cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted


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

under the rules of such exchange. Additionally, the Company shall, promptly after the registration of the Conversion Shares with the SEC, apply to list the Conversion Shares on the New York Stock Exchange.

      M. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

      N. The Company shall cooperate with the Investor and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investor may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request. Additionally, management of the Company shall make itself reasonably available in order to cooperate in good faith with the managing underwriter or underwriters in connection with any road show, presentations or conference calls undertaken in connection with an underwritten offering pursuant to Section 2(B) hereof.

      O. The Company shall, if reasonably requested by the Investor or Investor's counsel, incorporate as promptly as practicable in a prospectus supplement or post-effective amendment such information as such Investor or Investor's counsel requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by the Investor to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and any other terms of any underwritten offering of the Registrable Securities to be sold in such offering, and the Company shall as promptly as practicable make all required filings of such prospectus supplement or post-effective amendment.

      P. The Company shall reasonably cooperate with the Investor in good faith to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law or the Company's Articles of Incorporation) representing Registrable Securities sold under a Registration Statement to the purchasers thereof, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Investor may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

      Q. The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as the Investor or the underwriters participating in an underwritten public offering, if any, may reasonably request in order to expedite or facilitate the disposition of Registrable Securities. The Investor may, at its option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of any underwriters also be made to and for the benefit of the Investor.

      R. The Company shall furnish to the Investor whose Registrable Securities are included in the offering and to each underwriter, if any, if requested by the Investor or underwriter, a signed counterpart, addressed to the Investor or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be.

      S. The Company shall, during the period when the prospectus is required to be delivered under the Securities Act, file in a timely fashion all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.


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      T. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Investor, make publicly available other information so long as necessary to permit sales of the Registrable Securities under Rule 144 under the Securities Act), and it will take such further action as any Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any successor rule or similar provision or regulation hereafter adopted by the Commission. Upon the request of any Investor, the Company will deliver to such Investor a written statement as to whether it has complied with such requirements.

      U. The Company covenants that it will file all reports required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or if the Company is not required to file such reports, it will, upon the request of any Investor, make available other information so long as necessary to permit sales of the Registrable Securities pursuant to Rule 144A under the Securities Act), and it will take such further action as any Investor may request, all to the extent required from time to time to enable such Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144A, as such rule may be amended from time to time, or (b) any successor rule or similar provision or regulation hereafter adopted by the Commission.

4. OBLIGATIONS OF THE INVESTOR. In connection with the registration of the Registrable Securities, the Investor shall have the following obligations.

      A. The Investor shall promptly furnish (but in no event later than three
(3) business days prior to the filing of any Registration Statement or amendment(s) or supplement(s) thereto with respect to the Registrable Securities) to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least six (6) business days prior to the anticipated filing date of the Registration Statement and any amendment(s) or supplement(s) thereto, the Company shall notify the Investor of the information the Company reasonably requires from the Investor and the Investor shall supply or cause its representatives to supply such information within three (3) business days; provided, however, that if the Investor fails to deliver to the Company the information referred to in the first sentence of this paragraph prior to the filing of the Registration Statement or amendment(s) or supplement(s) thereto, the Investor shall bear the cost of any additional Registration Statement or amendment(s) or supplement(s) thereto which the Company is required to file due solely to such failure; provided, however, that the failure of the Investor to provide such information shall not delay or otherwise prevent the Company from the filing of the Registration Statement or amendment(s) or supplement(s) thereto.

      B. The Investor, by the Investor's acceptance of the Registrable Securities for inclusion in a Registration Statement, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Investor has notified the Company in writing of the Investor's election to exclude all of the Investor's Registrable Securities from a Registration Statement.

      C. In the event the Investor determines to engage the services of an underwriter, the Investor agrees to enter into and perform the Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations,


                               (Page 106 of 133)
with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor has notified the Company in writing of such Investor's election to exclude all of the Investor's Registrable Securities from the Registration Statement.

      D. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(F) or 3(G), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(F) or 3(G) or notice from the Company that such supplement or amendment is not necessary and, if so directed by the Company, the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

      E. No Investor may participate in any underwritten registration hereunder unless the Investor (i) agrees to sell the Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

      F. At any time after the date which is thirty (30) days after the date on which the Registration Statement is declared effective by the SEC, in connection with any firm commitment underwritten public offering of the Common Stock (other than any registration by the Company on Form S-4 or S-8, as the case may be, or a successor or substantially similar form, of (A) an employee stock option, stock purchase or compensation plan or of securities issued or issuable pursuant to any such plan or (B) a dividend reinvestment plan) resulting in gross proceeds to the Company of at least $10,000,000 led by at least one underwriter of nationally recognized standing (a "Qualified Public Offering"), the Investor agrees, if requested in writing by the managing underwriter or the underwriters administering such offering, not to sell Registrable Securities pursuant to the Registration Statement in any public sale for a period commencing on the seventh day prior to the expected effective date of the registration statement covering such Qualified Public Offering or the date on which the proposed offering is expected to commence (which date shall be stated in such notice) and ending on the date specified by such managing underwriter in such written request to the Investor, which date shall not be later than forty-five (45) days after such expected date of effectiveness or the commencement of the offering, as the case may be (the "Underwriters Lock-Up Period"); provided that such underwriters in good faith determine that the sale of the Registrable Securities under a Registration Statement would have a material adverse effect on such Qualified Public Offering; and further, provided that all of the Company's directors, executive officers and affiliates shall have also agreed to similar restrictions. The Investor shall be subject to no more than one such restriction in each twelve (12) month period during the Registration Period.

5. EXPENSES OF REGISTRATION. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all SEC, state and stock exchange securities registration, listing and qualification fees, all expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and prospectus (including all expenses incurred with the delivery to the Investor of such number of copies of any prospectus as the Investor may reasonably request), the fees and disbursements of counsel for the Company and the independent public accountants of the Company, shall be borne by the Company (provided that the fees and disbursements of the counsel selected by the


                               (Page 107 of 133)

Investor pursuant to Section 3(H) shall be paid by the Investor), whether or not the Registration Statement is declared effective by the SEC.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

      A. To the extent permitted by law, the Company will indemnify, hold harmless and defend: (i) the Investor who holds such Registrable Securities,
(ii) the directors, officers, partners, trustees, stockholders, employees, agents and each person who controls the Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any,
(iii) any underwriter (as defined in the 1933 Act) for the Investor (subject to the Company receiving customary indemnification from any such underwriter), and
(iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:
(i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement (or any amendment thereto), including all documents incorporated therein by reference, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC), including all documents incorporated therein by reference, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other securities laws including without limitation, any state securities laws, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(C) with respect to the number of legal counsel, the Company shall reimburse the Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person or underwriter for such Indemnified Person expressly for use in connection with such Registration Statement or preliminary or final prospectus or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission or alleged untrue statement or omission of a material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(C) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor.

      B. In connection with any Registration Statement in which the Investor is participating, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set


                               (Page 108 of 133)
forth in Section 6(A), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation by the Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investor expressly for use in connection with such Registration Statement or preliminary or final prospectus or any such amendment or supplement thereof or thereto; and subject to Section 6(C) the Investor will reimburse any legal or other expenses promptly as such expenses are incurred and are due and payable reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(B) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(B) and Section 7) for only that amount as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement (after deducting the amounts already paid to Indemnified Parties by the Investor pursuant to this Section 6(B) or Section 7). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(B) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

      C. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this
Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof at such indemnifying party's or parties' own expense with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflict of interest under applicable rules of professional conduct or that there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the indemnifying party. The indemnifying party shall pay for up to one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Investor, if the Investor is entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. If the indemnifying party is not entitled to assume the defense of such action or proceeding, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense, and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party
(i) is not so entitled to assume the defense of such action, (ii) does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, or (iii) fails to employ counsel that is reasonably satisfactory to the


                               (Page 109 of 133)

Indemnified Party, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the Indemnified Party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into a settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      D. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to law.

7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement (after deducting amounts already paid to indemnified parties by the Investor under Sections 6(B) and 7).

8. ASSIGNMENT OF REGISTRATION RIGHTS. This Agreement shall inure to the benefit of and be binding on the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Investors. If any successor, assignee or transferee of the Investor shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

9. AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holder(s) of a majority in interest of the Registrable Securities; provided, however, that for purposes of this Agreement, Registrable Securities that are owned, directly or indirectly, by either the Company or an affiliate of the Company shall not be deemed outstanding. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Investor and the Company.

10. MISCELLANEOUS.


                               (Page 110 of 133)

      A. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record or beneficially such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of an instruction, notice or election received from the registered owner of such Registrable Securities and the Company shall have no liability for following instructions from the registered owner of the Registrable Securities and the registered owner by providing such instructions agrees to indemnify the Company in accordance with the provisions of Section 6(B).

      B. Any notices required or permitted to be given under the terms hereof shall be sent overnight by express mail or delivered personally or by courier (including an overnight delivery service) or by facsimile and shall be effective upon receipt, if delivered by overnight express mail, personally or by courier (including an overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

      If to the Company:

            Anthracite Capital, Inc.
            345 Park Avenue, 29th Floor
            New York, NY  10154
            Attention: Chief Financial Officer
            Facsimile:  (212) 754-8758

      With copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, NY 10022
            Attention:  Vincent J. Pisano, Esq.
            Facsimile:  212-735-2000

      If to the Investor: to

            RECP II Anthracite, LLC
            c/o DLJ Real Estate Capital Partners II, L.P.
            277 Park Avenue, 19th Floor
            New York, NY 10172
            Attention:  Andrew P. Rifkin, Phillip C. Tager and William C. Helm
            Facsimile:  (212) 892-7553

      With copy to:

            Rogers & Wells LLP
            200 Park Avenue
            New York, NY 10166
            Attention:  Robert G. King, Jr.
            Facsimile:  212-878-8375

      C. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.


                               (Page 111 of 133)

      D. This Agreement shall be enforced, governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflicts of laws. The parties agree that all disputes between any of them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, and whether arising in law or in equity or otherwise, shall be resolved by the federal or state courts located in New York, New York. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction. In addition, each of the parties hereto consents to submit to the personal jurisdiction of any federal or state court located in the state of New York in the event that any dispute arises out of this Agreement. The parties, for themselves and their respective affiliates, hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties or their respective affiliates pursuant to this Agreement in the negotiation, administration, performance or enforcement thereof.

      E. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      F. Subject to the requirements of Section 8 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      G. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      H. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

      I. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      J. Each of the parties shall pay its own costs and expenses in connection with the transactions contemplated hereby, whether such transactions are consummated, except as otherwise specifically provided herein.

      K. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      L. The Company agrees to indemnify and hold harmless the Investor and its respective officers, directors, employees and agents for loss, cost or damages (including reasonable attorney's fees) arising as a result of or related to any breach or alleged breach by the Company of its obligations under this Agreement or in connection with the enforcement by the Investor of any of the Company's obligations hereunder, including the enforcement of this indemnity.

      M. No waiver by a party hereto shall be effective unless made in a written instrument duly executed by the party against whom such waiver is sought to be enforced, and only to the extent set forth


                               (Page 112 of 133)
in such instrument. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

      N. The parties hereto acknowledge that the obligations undertaken by them hereunder are unique and that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to (i) compel specific performance of the obligations, covenants and agreements of any other party under this Agreement in accordance with the terms and conditions of this Agreement and (ii) obtain preliminary injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement in any court of the United States or any State thereof having jurisdiction.

      O. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.


                               (Page 113 of 133)

      IN WITNESS WHEREOF, the Company and the Investor have caused this Agreement to be duly executed as of the date first above written.

ANTHRACITE CAPITAL, INC.

By: /s/ Richard M. Shea
   --------------------------------
   Richard M. Shea
   Chief Operating Officer and
   Chief Financial Officer


RECP II ANTHRACITE, LLC

By: /s/ Philip C. Tager
   --------------------------------
Name:  Philip C. Tager
Title: Senior Vice President

ADDRESS: 277 Park Avenue, 19th Floor
         New York, NY 10172


                               (Page 114 of 133)